EXHIBIT 32
STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350
In connection with the Quarterly Report of ViewPoint Financial Group (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Garold R. Base, Chief Executive Officer of the Company, and Pathie E. McKee, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

Date: November 6, 2007	By:	/s/ Garold R. Base
Garold R. Base, President and
Chief Executive Officer

Date: November 6, 2007	By:	/s/ Pathie E. McKee
Pathie E. McKee, Executive Vice President, Chief Financial Officer and Treasurer